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                                                                 Exhibit 99.1

Craig Gentner to Retire From Redback Networks in First Quarter 2001 Due to Family Medical Issues
Date(s):  11/13/00 7:11:00 AM


SUNNYVALE, Calif.--(BUSINESS WIRE)--Nov. 13, 2000--Redback Networks, Inc., (Nasdaq:RBAK), a leading provider of advanced networking solutions, today announced that senior vice president and chief financial officer (CFO) Craig Gentner has announced his intention to retire from Redback in the first quarter of 2001.

Gentner, who is retiring due to family medical issues, will continue managing financial operations and remain with the Company until his replacement is named. Additionally, the financial guidance from the October 11, 2000 conference call remains unchanged due to strong business demand.

In support of the Gentner family, Redback will make a contribution to the National Organization of Rare Disorders (NORD). This donation is specifically directed to the research of the degenerative disease Primary Lateral Sclerosis. PLS is a rare, adult neurological disease affecting the central motor neurons. Information on NORD and PLS can be found at http://www.rarediseases.org/.

Gentner has spent over thirty years in senior financial positions with technology industry leaders. Prior to joining Redback, Gentner served as CFO at early networking leader N.E.T., and as CFO at Xidex, the pioneer in personal computer storage peripherals. At Redback, Gentner helped grow the Company from approximately $20 million to over $80 million in quarterly sales. Additionally, Gentner built a strong, talented global finance and treasury organization.

"Redback has clearly benefited from the experience, integrity and execution of Craig Gentner," said Vivek Ragavan, president and chief executive officer of Redback. "Under Craig's leadership, our company has grown significantly and is fundamentally stronger. While I am sorry to see him leave, I am pleased that Craig chose Redback to complete his highly successful career, and that we were able to benefit from his contributions. We wish him a well deserved and enjoyable time with his family."

"My time at Redback has been a highly rewarding experience," said Gentner. "Redback is a rapidly growing company with the opportunity to make a major impact in several areas of the metropolitan networking market. I am pleased that I was able to build a solid infrastructure in the financial organization, and to assist in very strong revenue and operational growth."

Redback will hold an Investor's conference call at 8:30 a.m. EST

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on Monday, November 13, 2000. Details are listed below.

                   Redback Networks Investors Conference Call
                            Monday, November 13, 2000
                                  8:30 a.m. EST
                          Dial-in number: 719/457-2633

                               Replay Information
                              Dial-in: 719/457-0820
                              Access Code: 442-811


About Redback Networks, Inc.

Founded in 1996 and headquartered in Sunnyvale, Calif., Redback Networks, Inc., is a leading provider of advanced networking solutions that enable carriers, cable operators, and service providers to rapidly deploy broadband access and services. The market-leading Redback(R) Subscriber Management Systems (SMS) connect and manage large numbers of subscribers using any of the major broadband access technologies such as Digital Subscriber Line (DSL), cable, and wireless. To deliver integrated transport solutions for metropolitan optical networks, Redback's SmartEdge multi-service platforms leverage powerful advances in application- specific integrated circuit, IP, and optical technology. The Redback Enterprise Service Point (TM) (ESP) family is a new breed of intelligent carrier-managed CPE devices for value-added IP services. The Redback Service Management Family allows service providers to easily publish, activate and manage IP services and allows their customers to subscribe to these services on demand. With this product portfolio, Redback Networks is the first equipment supplier focused exclusively on developing integrated solutions for the New Access Network.

Redback, Subscriber Management System and SmartEdge are trademarks of Redback Networks, Inc. Other trademarks, service marks, and trade names belong to their respective owners.

Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Redback Networks' expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include statements regarding future Redback employee activities and future sales to customers. All forward-looking statements included in this document are based upon information available to Redback Networks as of the date hereof, and Redback Networks assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Redback Networks' business are set forth in the documents filed by Redback Networks with the Securities and Exchange Commission, specifically the most recent report on Form

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10-Q, and the other reports filed from time to time with the Securities and
Exchange Commission.

CONTACT:
Redback Networks

Craig M. Gentner, 408/571-5200

investor_relations@redback.com

or

Redback Networks

Anne Smith, 408/571-5044

asmith@redback.com